UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 30, 2006
Wyndham Worldwide Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-32876 (Commission File No.)	20-0052541 (I.R.S. Employer Identification Number)

Seven Sylvan Way Parsippany, NJ (Address of principal executive office)		07054 (Zip Code)
Registrant’s telephone number, including area code (973) 496-8900
None

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On August 30, 2006, the Compensation Committee of the Board of Directors of Wyndham Worldwide Corporation (the “Company”) authorized the Company to make a special cash bonus payment in the amount of $500,000 to Virginia M. Wilson, Executive Vice President and Chief Financial Officer of the Company (the “Special Bonus”). The Special Bonus was previously contemplated by Cendant Corporation’s senior management and Compensation Committee pursuant to a program (the “Retention Program”) to incentivize and reward certain officers and key employees of each of the separated companies who were expected to provide transitional services to one or more of Cendant’s separated new companies and/or for additional duties in connection with implementing the separation transactions. The payment to Ms. Wilson is expected to be made by the Company on or about September 6, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM WORLDWIDE CORPORATION

	By:	/s/ Scott G. McLester
Scott G. McLester
Executive Vice President and General Counsel

Date: August 31, 2006